EXHIBIT 12(a)

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)

                                                                                            Year Ended December 31,
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                                                                              1994        1995        1996        1997         1998
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
Earnings:
 1.  Income (loss) before income taxes                                     $   987     $   469     $ 1,131     $ 1,239      $   (77)
 2.  Add: Fixed charges excluding capitalized interest (Line 10)             3,911       5,138       5,483       5,959        6,954
 3.  Less: Equity in undistributed income of unconsolidated
        subsidiaries and affiliates                                             45          28          30        (117)          15
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 4.  Earnings including interest on deposits                                 4,853       5,579       6,584       7,315        6,862
 5.  Less: Interest on deposits                                                965       1,360       1,355       2,076        2,195
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 6.  Earnings excluding interest on deposits                               $ 3,888     $ 4,219     $ 5,229     $ 5,239      $ 4,667
====================================================================================================================================
Fixed Charges:
 7.  Interest expense                                                      $ 3,880     $ 5,105     $ 5,451     $ 5,926      $ 6,919
 8.  Estimated interest component of net rental expense                         31          33          32          33           35
 9.  Amortization of debt issuance expense                                      --          --          --          --           --
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10.  Total fixed charges including interest on deposits and
        excluding capitalized interest                                       3,911       5,138       5,483       5,959        6,954
11.  Add: Capitalized interest                                                  --          --          --          --           --
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12.  Total fixed charges                                                     3,911       5,138       5,483       5,959        6,954
13.  Less: Interest on deposits (Line 5)                                       965       1,360       1,355       2,076        2,195
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14.  Fixed charges excluding interest on deposits                          $ 2,946     $ 3,778     $ 4,128     $ 3,883      $ 4,759
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Consolidated Ratios of Earnings to Fixed Charges:
Including interest on deposits (Line 4/Line 12)                               1.24        1.09        1.20        1.23          .99
====================================================================================================================================
Excluding interest on deposits (Line 6/Line 14)                               1.32        1.12        1.27        1.35          .98
====================================================================================================================================

For the year ended December 31, 1998, earnings, as defined, did not cover fixed charges, including and excluding interest on deposits by $92 million, as a result of a net loss recorded during the period.


                             Bankers Trust Corporation and its Subsidiaries  123